                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         The Board of Directors of
           Applica Corporation


We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the 1999 Employee Stock Purchase Plan of Breakaway Solutions, Inc. (the "Company") of our report dated June
30, 1999, with respect to the financial statements of Applica Corporation included in the Company's Registration Statement on Form S-1 (File No. 333-83343) as filed with the Securities and Exchange Commission.


                                            /s/KPMG LLP

Boston, Massachusetts
October 6, 1999